UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2024, Mission Produce, Inc. (the “Company”) announced the appointment of John Pawlowski as the Company’s President and Chief Operating Officer. Mr. Pawlowski will join the Company on April 1, 2024. Stephen J. Barnard will continue to serve as the Company’s Chief Executive Officer and a member of the Board of Directors.

Mr. Pawlowski, age 48, served as the President and Chief Operating Officer of Lipari Foods, a nationwide food distributor, from October 2021 to December 2023. Prior to this, he served as a president of TriMark USA, a leading foodservice supply company, from January 2019 to September 2021. Previously, Mr. Pawlowski served in various roles of increasing responsibility at The J.M. Smucker Company (NYSE:SJM), a manufacturer of food and beverage products, from May 2002 to December 2019. Mr. Pawlowski holds a B.S. from Miami University and an Executive MBA from Kent State.

Mr. Pawlowski’s compensation package consists of: (1) an annual base salary of $600,000; (2) participation in the Company’s annual cash incentive plan beginning with fiscal year 2025 with a target bonus percentage of 100%; (3) for fiscal 2024, a guaranteed cash bonus equal to 100% of his annual base salary, pro-rated based on the number of months between his start date and October 31, 2024; (4) a one-time, sign-on cash bonus of $125,000 which will be earned in two increments – 50% will be earned at the completion of three months of employment and the other 50% will be earned at the completion of six months of employment; (5) participation in our long-term equity incentive plan for fiscal 2024 with an award value of $1 million; (6) a biweekly car allowance and Company-paid health premiums consistent with our other executive officers; and (7) relocation benefits including reimbursement of reasonable, documented, out of pocket expenses associated with relocation and temporary housing. Mr. Pawlowski will also be eligible to participate in and/or receive the Company’s other standard benefits and plans and will be eligible to participate in our Executive Severance Plan.

There are no arrangements or understandings between Mr. Pawlowski and any other person pursuant to which he was selected as an executive officer. Mr. Pawlowski is not a party to any transactions with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K, and there are no family relationships between Mr. Pawlowski and any of the Company’s executive officers or directors.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2024

/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer